Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112102) of Solitron Devices, Inc. of our report dated May 27, 2014, relating to the financial statements, which appears in this Annual Report on Form 10-K for the year ended February 28, 2014.

/s/ GOLDSTEIN, SCHECHTER, KOCH
Hollywood, Florida
May 27, 2014